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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2004

ALLIED MOTION TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or other jurisdiction of Incorporation)	0-4041 (Commission File Number)	84-0518115 (IRS Employer Identification No.)
23 Inverness Way East, Ste. 150, Englewood, CO 80112 (Address of Principal executive offices)

Registrant's telephone number, including area code 303-799-8520

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

        On May 10, 2004, the Company completed the merger of Owosso Corporation (OTCBB: OWOS), located in Watertown, New York, with a wholly owned subsidiary of the Company pursuant to the terms of the Agreement and Plan of Merger dated February 10, 2004. The sole operating subsidiary acquired is Stature Electric, Inc. The merger consideration of $14 million consisted of the issuance of 532,205 shares of Allied Motion common stock representing approximately 9.6% of the outstanding shares of the Company after the merger, $1 million of cash payable to Owosso's preferred shareholders, and approximately $10.6 million of cash to settle the remainder of Owosso's debt and liabilities at closing. Additional subordinated notes for up to $500,000 may be issued by Allied Motion effective January 1, 2005 payable over five years if Stature achieves certain revenue levels in 2004. In addition, warrants to purchase 300,000 shares of Company common stock at $4.41 per share will be issued to Owosso's preferred shareholders. The Company filed a registration statement on Form S-4 that became effective on March 29, 2004 related to the common stock of the Company issued in connection with the acquisition. The Company has received a commitment from PNC Business Credit and Silicon Valley Bank for up to $18.1 million for the acquisition and for working capital needs.

        Stature Electric, Inc., Owosso's sole operating subsidiary, manufactures fractional and integral horsepower motors, gear motors, and motor part sets. Significant markets for Stature include medical/healthcare, non-automotive transportation, industrial automation, material handling, and manufacturing machinery. Stature's products are primarily sold to original equipment manufacturers throughout North America and in Europe.

Item 7. Pro Forma Financial Information and Exhibits.

  a)
  Financial Statements of Business Acquired

        Required financial statements will be filed on or before July 15, 2004.

  b)
  Pro Forma Financial Information.

        The following unaudited pro forma condensed combined consolidated financial statements are presented to show the combination of Allied Motion and Owosso as if they had been combined for the year ended December 31, 2003. The unaudited pro forma condensed combined consolidated financial statements are based on the assumptions set forth in the related notes and should be read in conjunction with the separate historical consolidated financial statements of Allied Motion and Owosso and related notes thereto.

        Allied Motion's most recent fiscal year end was December 31, 2003, while Owosso's most recent fiscal year end was October 26, 2003. The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2003 includes Allied Motion for the year ended December 31, 2003 and Owosso for the year ended October 26, 2003 with pro forma adjustments for acquisition debt and allocation of purchase price. The unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2003 is presented as if the acquisition of Owosso had occurred on December 31, 2003 and combines Allied Motion's balance sheet as of December 31, 2003 with Owosso's balance sheet as of February 1, 2004, the date of Owosso's most recently completed fiscal quarter.

        The unaudited pro forma condensed combined consolidated financial statements give effect to:

  •
  The acquisition of 100% of Owosso's common stock in exchange for 396,121 shares of Allied Motion's common stock, valued at $1,790,000 or $4.52 per common share;

  •
  The acquisition of 100% of Owosso's preferred stock in exchange for: 1) $1,000,000 cash paid at closing, plus 2) 136,024 shares of Allied Motion's common stock, valued at $615,000, plus 3) 300,000 warrants to purchase Allied Motion common stock at a strike price of $4.41, valued at $725,000. The valuation of the warrants to be issued is preliminary and based on a Black-Scholes valuation model. Allied Motion intends to engage an independent third party to value these warrants. This independent valuation could significantly change the final value placed on these warrants;

  •
  The value of Allied Motion's common stock used to determine the overall purchase price was calculated using the average closing price for the two business days prior to and the two business days following the announcement of the acquisition of Owosso, as well as the closing price on the date the acquisition was announced. The transaction was announced on February 10, 2004 and the average closing price used to value the shares was $4.52 per share;

  •
  Changes to the combined company's debt obligations, including

  •
  The repayment of $9,200,000 of Owosso's indebtedness and $948,000 of Owosso's subordinated debt;

  •
  Additional borrowings of $4,981,000 under a revolving line of credit facility which, when combined with Allied Motion's line of credit balance of $750,000 results in a new revolving credit facility with an outstanding balance of $5,731,000;

  •
  The repayment of Allied Motion's term loan with an existing balance of $1,083,000;

  •
  Borrowings under new term loans totaling $8,250,000;

  •
  Allied Motion will not be assuming $1,098,000 of Owosso's subordinated debt nor will it be assuming $529,000 of accrued interest;

  •
  The subsequent sale of a building owned by Owosso for $315,000, which was completed prior to the completion of the acquisition;

  •
  The estimated accrued closing costs of $1,000,000 related to the acquisition;

  •
  Certain other adjustments made to record the assets and liabilities of Owosso at their estimated fair values.

        In accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations" (SFAS 141), the acquisition of Owosso will be recorded as a purchase for accounting purposes. The preliminary adjustments to net assets and goodwill which are shown in these unaudited condensed combined consolidated pro forma financial statements are based upon Allied Motion's current estimates. Allied Motion is in the process of obtaining valuations for inventory, property, plant and equipment and intangibles related to trade name and customer lists which could modify the amounts to be recorded as part of the acquisition.

        The pro forma adjustments do not reflect adjustments for anticipated operating efficiencies that the Company expects to achieve as a result of this acquisition. The pro forma adjustments also do not give effect to the pro rata effect of the issuance of up to an additional $500,000 of subordinated promissory notes if Owosso's revenues for the year ending December 31, 2004 are between $18,370,000 and $19,600,000.

        The historical and pro forma loss from continuing operations for Owosso included in these pro forma condensed combined consolidated financial statements for the year ended December 31, 2003 includes an impairment of goodwill for Owosso in the amount of $5,331,000.

        The pro forma financial information is for informational purposes only and does not purport to present what the Company's results would actually have been had these transactions actually occurred on the dates presented or to project the combined company's results of operations or financial position for any future period.

ALLIED MOTION TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Historical For the Year Ended
	December 31, 2003 Allied Motion	October 26, 2003 Owosso	Pro Forma Adjustments	Pro Forma
Revenues	$39,434	$17,715	$—	$57,149
Cost of products sold	29,167	14,374	490 (a)	44,031

Gross margin	10,267	3,341	(490)	13,118
Operating costs and expenses:
Selling	2,022	711	—	2,733
General and administrative	4,596	2,594	—	7,190
Engineering and development	1,853	176	—	2,029
Amortization of intangibles and other	526	400	(25) (a)	901
Goodwill impairment expense	—	5,331	—	5,331 (b)

Total operating costs and expenses	8,997	9,212	(25)	18,184

Operating income (loss)	1,270	(5,871)	(465)	(5,066)
Other income (expense), net	(303)	(586)	62 (c)	(827)

Income (loss) before income taxes	967	(6,457)	(403)	(5,893)
Benefit (provision) for income taxes	(19)	604	153 (d)	738

Income (loss) from continuing operations	$948	$(5,853)	$(250)	$(5,155)

Basic income (loss) per share from continuing operations	$0.19			$(0.94)

Diluted income (loss) per share from continuing operations	$0.19			$(0.94)

Basic weighted average shares outstanding	4,925			5,457

Diluted weighted average shares outstanding	5,061			5,457

ALLIED MOTION TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
BALANCE SHEET

(In thousands)

	Historical
	December 31, 2003 Allied Motion	February 1, 2004 Owosso	Pro Forma Adjustments		Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$1,960	$659	$1,315	(e)	$3,934
Trade receivables, net	5,971	2,121	—		8,092
Inventories, net	3,867	1,974	—		5,841
Assets held for sale, net	—	350	(350	)(f)	—
Deferred income taxes	1,247	240	(240	)(g)	1,247
Prepaid expenses and other	592	237	—		829

Total current assets	13,637	5,581	725		19,943
Property, plant and equipment, net	6,423	4,542	2,450	(h)	13,415
Goodwill	5,213	3,074	321	(h)	8,608
Intangible assets	2,224	4,700	(1,700	)(h)	5,224
Other assets	—	130	—		130

Total Assets	$27,497	$18,027	$1,796		$47,320

LIABILITIES & STOCKHOLDERS' INVESTMENT
Current Liabilities
Accounts payable	$2,230	$1,885	$—		$4,115
Accrued liabilities and other	3,504	2,189	471	(i)	6,164
Current maturities of capital lease obligations	134	—	—		134
Debt obligations	1,833	11,161	(11,100	)(j)	1,894

Total current liabilities	7,701	15,235	(10,629)		12,307

Long-term debt	—	85	12,002	(j)	12,087
Long-term capital lease obligations	345	—	—		345
Common stock put option	—	600	(600	)(k)	—
Deferred income taxes	430	1,446	(1,446	)(g)	430
Accrued preferred stock dividends	—	4,379	(4,379	)(k)	—
Pension and post-retirement obligations	2,962	—	—		2,962

Total liabilities	11,438	21,745	(5,052)		28,131

Stockholders' Investment
Convertible stock	—	15,000	(15,000	)(l)	—
Common stock	8,383	20,839	(18,434	)(l)	10,788
Warrants to purchase common stock	—	—	725	(l)	725
Loan receivable from ESOP	(200)	—	—		(200)
Retained earnings (accumulated deficit)	7,797	(39,557)	39,557	(l)	7,797
Cumulative translation adjustment	79	—	—		79

Total Stockholders' Investment (Deficit)	16,059	(3,718)	6,848		19,189

Total Liabilities & Stockholders' Investment	$27,497	$18,027	$1,796		$47,320

ALLIED MOTION TECHNOLOGIES INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

        The accompanying unaudited pro forma condensed combined consolidated financial statements reflect the acquisition of 100% of the common and preferred stock of Owosso Corporation (Owosso) by Allied Motion Technologies Inc. (Allied Motion).

        The accompanying unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2003 assumes that the acquisition of Owosso occurred as of January 1, 2003. The accompanying unaudited pro forma combined balance sheet as of December 31, 2003 assumes that the acquisition of Owosso occurred on December 31, 2003.

        The purchase price for the acquisition of Owosso was $15,278,000 which included assumed debt of $10,148,000, Allied Motion common stock issued of $2,405,000, warrants issued to purchase Allied Motion common stock valued at $725,000, $1,000,000 in cash for all of Owosso's preferred stock and $1,000,000 in closing costs. The valuation of the warrants to be issued is preliminary and based on a Black-Scholes valuation model. Allied Motion intends to engage an independent third party to value these warrants. This independent valuation could significantly change the final value placed on these warrants. In addition, all Owosso stock options will be vested and cashed out, but because of the current exercise prices, the cash to be paid out is not significant.

Note 2—Pro Forma Adjustments

        The unaudited pro forma condensed combined consolidated financial statements reflect the following pro forma adjustments:

Statement of Operations—

  (a)
  To record additional depreciation and amortization related to amounts allocated to property and equipment based on preliminary valuations and estimated amortizable intangible assets. No amortization expense related to goodwill has been reflected in the pro forma adjustments. The additional amounts allocated to property and equipment in excess of Owosso's historical carrying value of $4,542,000 is being depreciated over a weighted average life of approximately five years. The reduction to the historical expense recorded by Owosso for the amortization of intangibles is a result of the purchase price allocation to intangible assets. Intangible assets are being amortized over an eight life.

  (b)
  The pro forma loss from continuing operations for 2003 includes the $5,331,000 charge for goodwill impairment from the historical Owosso financial statements.

  (c)
  To record interest expense related to the financing obtained to acquire Owosso, calculated using the interest rates indicated in note (j) as compared to actual recorded interest.

  (d)
  The tax effect for all pre-tax pro forma adjustments has been calculated to reflect the pro forma tax provision at anticipated effective tax rates of 38%.

Balance Sheet—

  (e)
  To record the impact on cash of the following:

Repayment of Owosso debt	$(10,148,000)
Repayment Allied Motion debt	(1,833,000)
Proceeds from new debt agreements	13,981,000
Payment to Owosso preferred shareholders	(1,000,000)
Proceeds from sale of building by Owosso	315,000

Pro forma adjustment	$1,315,000

  (f)
  To reflect the sale of an Owosso owned building with a net book value of $350,000 for $315,000 in projected cash; the sale of this building was a contingency to closing per the merger agreement and occurred prior to the closing of the acquisition.

  (g)
  To eliminate Owosso's deferred tax asset and deferred tax liability accounts as the book and tax basis of the acquired assets will be the same.

  (h)
  The purchase price has been allocated to Owosso's tangible and intangible assets and liabilities assumed on an estimated fair value basis. The final determination of the estimated fair value of Owosso's tangible and intangible assets acquired and liabilities assumed are subject to change and it is possible that the amounts ultimately recorded could equal, exceed, or be less than those estimated fair values indicated here.

Common stock issued (approximately 532,200 shares at $4.52 per share)	$2,405,000
Fair value of warrants issued (300,000 warrants; exercise price of $4.41)	725,000
Assumed debt of Owosso	10,148,000
Cash payment to Owosso preferred shareholders	1,000,000
Closing costs	1,000,000

Total purchase price	15,278,000
Less net cash received	(974,000)
Remaining amounts allocated on a fair value basis to the following:
Trade receivables	(2,121,000)
Inventories	(1,974,000)
Prepaid expenses and other	(237,000)
Property, plant and equipment	(6,992,000)
Intangible assets	(3,000,000)
Other assets	(130,000)
Accounts payable	1,885,000
Accrued liabilities and other	1,660,000

Goodwill	$3,395,000

  (i)
  To record estimated closing costs of $1,000,000 related to the transaction and to reflect the forgiveness of $529,000 in accrued interest on Owosso's debt.

  (j)
  To reflect the new debt of the combined entity of $13,981,000. The new debt will result from the following expected activity (in thousands):

	Historical balance	Repay	Not assumed	New debt agreements	Pro forma balance	Projected interest rate
Allied Motion
Revolving credit	$750	$(750)	$—	$5,731	$5,731	5.0%
Term loans	1,083	(1,083)	—	8,250	8,250	7.8%

Total Allied Motion	$1,833	$(1,833)

Owosso
Revolving credit	$4,650	$(4,650)	—	—	—
Industrial revenue bonds	4,550	(4,550)	—	—	—
Subordinated debt	2,046	(948)	(1,098)	—	—

Total Owosso	$11,246	$(10,148)

Total debt	$13,079	$(11,981)	$(1,098)	$13,981	$13,981

        It is estimated that $12,087,000 of the pro forma debt balance will be long-term and $1,894,000 will be classified as current based on the terms of the new debt agreements.

  (k)
  To eliminate the accrued preferred stock dividends of Owosso that will be forgiven upon closing of the acquisition and Owosso's common stock put option that will be cancelled per the merger agreement.

  (l)
  To reflect the elimination of Owosso's equity and reflect the issuance of Allied Motion's common stock and warrants to purchase common stock as consideration for the acquisition.

  c)
  Exhibits

  99.1
  Agreement and Plan of Merger by and among Allied Motion Technologies Inc., AMOT, Inc. and Owosso Corporation, dated as of February 10, 2004 (included as Appendix A to the Allied Motion Technologies Inc. Form S-4 as filed with the Securities and Exchange Commission on March 26, 2004)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIED MOTION TECHNOLOGIES INC.
DATE: May 17 2004	By:	/s/ RICHARD D. SMITH Chief Executive Officer and Chief Financial Officer

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Pro Forma Financial Information and Exhibits.
ALLIED MOTION TECHNOLOGIES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share data)
ALLIED MOTION TECHNOLOGIES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET (In thousands)
ALLIED MOTION TECHNOLOGIES INC. NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
SIGNATURES